UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 26, 2016
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Elliott Avenue West
Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
F5 Networks, Inc. (the “Company” or “F5”) previously reported on a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2016 that Karl Triebes had notified the Company on August 30, 2016 of his resignation as the Company’s Executive Vice President of Product Development and Chief Technical Officer. In connection with Mr. Triebes’ continued transition from the Company, on September 26, 2016, the Company and Mr. Triebes entered into a Separation and Consulting Agreement and General Release of All Claims (the “Agreement”), whereby Mr. Triebes would continue his employment to provide consulting services to the Company through a separation date of January 1, 2017. As part of the Agreement, Mr. Triebes agreed to, among other things, non-competition and non-solicitation obligations and a waiver and release of claims. In accordance with provision of his continued services to the Company, Mr. Triebes will receive his base salary through his separation date of January 1, 2017. In addition, following his separation date and subject to his execution of a further waiver and release of claims through such date, Mr. Triebes will receive a lump sum payment of $1,084,400 less applicable deductions and taxes, which amount will include his target cash bonus for the first quarter of fiscal year 2017 and a payment which may be used to pay for COBRA coverage or otherwise. Further, pursuant to his continuing relationship with the Company, Mr. Triebes will continue to vest in 3,327 time-based restricted stock units and 3,327 performance-based restricted stock units (assuming at target Company performance for the fourth quarter of fiscal 2016, with such number of performance-based restricted stock units potentially being higher or lower depending on actual fourth quarter fiscal 2016 performance), which are scheduled to vest on November 1, 2016; Mr. Triebes forfeits the remainder of his unvested restricted stock units. In accordance with applicable law, if Mr. Triebes does not revoke this Agreement during the statutory seven-day revocation period, it will become fully effective.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

10.1	Separation and Consulting Agreement and General Release of All Claims by Karl Triebes and F5 Networks, Inc., dated September 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: September 30, 2016	By:	/s/ Scot F. Rogers
Scot F. Rogers
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Consulting Agreement and General Release of All Claims by Karl Triebes and F5 Networks, Inc., dated September 26, 2016